Exhibit 10.2

Grant No.:

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), grants common shares of beneficial interest, $.01 par value per share, of the Company (the “Shares”), to the Grantee named below, subject to the vesting conditions set forth in the attached Restricted Share Agreement. Additional terms and conditions of the grant are set forth in this cover sheet, in the attached Restricted Share Agreement (together, the “Agreement”), and in the Company’s 2013 Equity Incentive Plan, as amended from time to time (the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares Covered by Grant:

Purchase Price per Share: $          .

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachments

This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

Restricted Shares

This Agreement evidences an award of the number of Shares set forth on the cover sheet, at the Purchase Price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Shares”). The purchase price for the Restricted Shares is deemed paid by your services to the Company.

Nontransferability of Unvested Restricted Shares

To the extent not yet vested, your Restricted Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Shares in your name as of the Grant Date.

Your right to the Shares under this Restricted Share Agreement grant vests as to the total number of Shares covered by this grant, as shown on the cover sheet, as follows: [        ]. If, however, you are restricted from selling Shares on any vesting date pursuant to the Company’s policy on insider trading, your Shares that would have vested on that vesting date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Shares, provided you then continue in Service.

Your right to the Shares under this Agreement will become fully vested on your termination of Service due to death or Disability. No additional Restricted Shares will vest after your Service has terminated for any reason.

Forfeiture of Unvested Shares	In the event that your Service terminates for any reason other than death or Disability, you will forfeit to the Company all of the Restricted Shares that have not yet vested.

Evidence of Issuance

The issuance of the Shares upon the grant of Restricted Shares pursuant to this Agreement will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book entry, registration or issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Each issuance of shares (whether by book entry, registration or issuance of share certificates) will be accompanied by a duly executed Assignment Separate from Certificate in the form attached as Exhibit A to this Agreement.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this grant. In the event that the

Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of Shares arising from this grant, the Company will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulation Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be vested in connection with this grant to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (iv) require you to deliver to the Company Shares already owned by you to meet such obligations; provided that the Shares delivered must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election

Under Code Section 83, the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture of unvested Shares that is described above. You may elect to be taxed at the time the Shares are acquired, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within 30 days after the Grant Date. You will have to make a tax payment to the extent the Purchase Price is less than the fair market value of the Shares on the Grant Date. No tax payment will have to be made to the extent the Purchase Price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B to this Agreement. Failure to make this filing within the 30 day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights

This Agreement does not give you the right to be retained by the Company or an Affiliate in any capacity. The Company and its Affiliates reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You have the right to vote the Restricted Shares and to receive any dividends declared or paid on such Shares. Any distributions you receive as a result of any split, dividend, combination of Shares or other similar transaction will be deemed to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your share certificate is issued). The Company may in its sole discretion require any dividends paid on unvested Shares to be reinvested in Shares, which the Company may in its sole discretion deem to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable to the Restricted Shares.

Adjustments

In the event of a split, a dividend or a similar change in the Shares, the number of Shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.

Your Restricted Shares will be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued in connection with this grant will, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Shares. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the

Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

Code Section 409A

The grant of Restricted Shares under this Agreement is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A and neither the Company, its Affiliates, the Board nor the Committee will have any liability to you for such tax or penalty.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact [Daniel R. Sink at (317) 577-5600] to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                            sells, assigns and transfers to Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”),                          (                    ) common shares of beneficial interest of the Company represented by Certificate No.        and does hereby irrevocable constitute and appoint                              to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated: , 201

Print Name

Signature

Spouse Consent (if applicable)

(Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the common shares of beneficial interest of the Company.

Signature

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.                                      Description of property with respect to which the election is being made:

common shares of beneficial interest, par value $.01 per share, of Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”).

3.                                      The date on which the property was transferred is                              , 201    .

4.                                      The taxable year to which this election relates is calendar year 201    .

5.                                      Nature of restrictions to which the property is subject:

The common shares of beneficial interest are subject to the provisions of a Restricted Share Agreement between the undersigned and the Company. The shares are subject to forfeiture under the terms of the Agreement.

6.                                      The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                     per share, for a total of $                    .

7.                                      The amount paid by taxpayer for the property was $                    .

8.                                      A copy of this statement has been furnished to the Company.

Dated: , 201

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The following procedures must be followed with respect to the attached form for making an election under Section 83(b) of the Internal Revenue Code in order for the election to be effective:(1)

1.         You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Shares.

2.         At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.         You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the shares are transferred to you.

(1)           Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.